Exhibit 99.4

SECOND AMENDED AND RESTATED

EXECUTIVE EMPLOYMENT AGREEMENT

This Amended and Restated Executive Employment Agreement (this “Agreement”), dated as of May 29, 2009, is made by and between Constar International Inc., a Delaware corporation, having its principal offices at One Crown Way, Philadelphia, Pennsylvania 19154 (the “Company”), and David J. Waksman, Esq. (the “Executive”).

RECITALS

WHEREAS, the Executive is currently employed by the Company pursuant to the terms of an Amended and Restated Employment Agreement dated November 17, 2008 (the “Amended Agreement”);

WHEREAS, the Company desires to assure itself of the continued employment of the Executive and to encourage his continued attention and dedication to the best interests of the Company, by replacing the Amended Agreement with this Second Amended and Restated Agreement; and

WHEREAS, the Executive desires to remain and continue in the employment of the Company in accordance with the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the Company and the Executive hereby agree as follows:

1. Definitions.

1.1. “Affiliate” means any person or entity controlling, controlled by or under common control with the Company.

1.2. “Board” means the Board of Directors of the Company.

1.3. “Cause” means (i) willful conduct by the Executive constituting a material act of gross misconduct in connection with the performance of the Executive’s duties, including, without limitation, misappropriation of funds or property of the Company or any of its subsidiaries or affiliates other than customary and de minimis use of Company property for personal purposes; (ii) the conviction of the Executive of, or plea of guilty or nolo contendere by the Executive to (A) any felony or (B) a misdemeanor (involving moral turpitude or fraud) either of which result in incarceration; (iii) willful acts of moral turpitude by the Executive that result in material financial loss to the Company or any of its subsidiaries; (iv) the Executive’s willful and material failure to follow the lawful reasonable instructions of the Company’s board (other than by reason of the Executive’s physical or mental illness, incapacity or disability), provided that the

Company will first provide the Executive written notice specifying the alleged failure, and the Executive shall have 30 days from the receipt of such notice to comply, in the event of which cure the Executive’s employment may not be terminated for cause in respect of such alleged failure; (v) a material and willful breach by the Executive of this Agreement (including, without limitation, any breach of any of the provisions contained in section 9 of this agreement other than inadvertent disclosures of confidential information) or of any other written agreement between the Executive (on the one hand) and the Company or any of its subsidiaries or affiliates (on the other hand), provided that the Company will first provide the Executive written notice specifying the nature of the breach, and the Executive shall have 30 days from the receipt of such notice to cure the breach, in the event of which cure the Executive’s employment may not be terminated for cause in respect of such cured breach; (vi) the Executive’s willful and material violation of any of the Company’s written employment policies, other than inadvertent disclosures of confidential information, provided that the Company will first provide the Executive written notice specifying the nature of the violation, and the Executive shall have 30 days from the receipt of such notice to cure the violation, in the event of which cure the Executive’s employment may not be terminated for cause in respect of such violation; (vii) the Executive’s failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate (provided that if the Company believes that the Executive is not cooperating, the Company must first provide the Executive written notice specifying the cooperation that must be provided, and the Executive shall have 30 days from the receipt of such notice to comply, in the event of which compliance the Executive’s employment may not be terminated for cause in respect of the previously alleged failure to cooperate); or (viii) after being advised of the commencement of any such investigation, the willful destruction or willful failure to preserve documents or other materials known to be relevant to any such investigation or the willful inducement of others to fail to cooperate or to produce documents or other materials in connection with any such investigation.

1.4. “Change in Control” shall mean:

1.4.1. the acquisition after the Effective Date by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition, directly or indirectly by or from the Company or any subsidiary of the Company, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, (b) any acquisition by any underwriter in connection with any firm commitment underwriting of securities to be issued by the Company, or (c) any acquisition by any corporation if, immediately following such acquisition, 70% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors), are beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding common stock of the Company (“Common Stock”) and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or

1.4.2. The occurrence after the Effective Date of a reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities, beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation, 70% or more of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities; or

1.4.3. The occurrence after the Effective Date of (a) a complete liquidation or substantial dissolution of the Company, or (b) the sale or other disposition of all or substantially all of the assets of the Company, in each case other than to a subsidiary, wholly-owned, directly or indirectly, by the Company or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or

1.4.4. During any period of twenty-four (24) consecutive months commencing upon the Effective Date, the individuals at the beginning of any such period who constitute the Board and any new director (other than a director designated by a person or entity who has entered into an agreement with the Company or other person or entity to effect a transaction described in Sections 1.4.1, 1.4.2 or 1.4.3 above) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of any such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

Notwithstanding the above, a “Change in Control” shall not include any event, circumstance or transaction which results from the action of any entity or group which includes, is affiliated with or is wholly or partially controlled by one or more executive officers of the Company and in which the Executive participates.

1.5. “Disability” means the Executive’s inability to render, for a period of six consecutive months, services hereunder by reason of physical or mental disability, as determined by the written medical opinion of an independent medical physician mutually acceptable to the Executive and the Company. If the Executive and the Company cannot agree as to such an independent medical physician, each shall appoint one medical physician and those two physicians shall appoint a third physician who shall make such determination. In no event shall the Executive be considered disabled for the purposes of this Agreement unless the Executive is deemed disabled pursuant to the Company’s long-term disability plan, if one is maintained by the Company.

1.6. “Effective Date” shall have the meaning set forth in paragraph 10.15 of this Agreement.

1.7. “Good Reason” means and shall be deemed to exist if, without the prior express written consent of the Executive, (a) the Executive suffers a material adverse change in his reporting obligations, (b) the Executive suffers a material adverse change in the duties, responsibilities or effective authority associated with his titles and positions, as set forth and described in Section 4 of this Agreement; (c) a reduction by the Company of the Executive’s “Base Salary” (as increased from time to time in accordance with Section 5.1 below) or in the other compensation and benefits (except for benefits payable under the Company’s equity, incentive or bonus plans) below a level which is substantially equivalent in the aggregate, to those payable to the Executive hereunder, or a material adverse change in the terms or conditions on which any such compensation or benefits are payable as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement; (d) the Company discontinues the AIMSPP without immediately replacing such plan with a plan that is the substantial economic equivalent of such plan; (e) the Company fails to pay the accrued Executive’s compensation or to provide for the Executive’s accrued benefits when due; (f) the Executive’s office location is moved to a location more than 30 miles from Philadelphia, Pennsylvania; or (g) the failure or refusal of the “Company’s Successor” (as defined in Section 8.2 below) to expressly assume this Agreement in writing, and all of the duties and obligations of the Company hereunder in accordance with Section 8.2. Notwithstanding anything herein to the contrary, the cessation of participation and accruals, and the termination and distribution of all amounts owing, under the SERP as described in Section 5.4 below shall not give rise to Good Reason.

1.8. “Restricted Period” means the Term of Employment, plus (a) in the event the Executive’s employment is terminated pursuant to Section 6.4, the twenty-four (24) month period immediately following such termination; or (b) in the event that the Executive’s employment is terminated for any other reason, the twelve (12) month period immediately following Executive’s termination of employment.

2. Employment. Subject to the terms and provisions set forth in this Agreement and specifically as provided in Section 4.1, the Company hereby agrees that the Executive shall during the “Term of Employment” (as defined in Section 3 below) be employed as the senior vice president, human resources, general counsel and secretary of the Company, and the Executive hereby accepts such employment.

3. Term of Employment. This Agreement will become effective on the Effective Date. From and after the Effective Date, this Agreement will govern the Executive’s continued employment by the Company until that employment ceases pursuant to Section 6 (such period of the Executive’s employment is herein referred to as the “Term of Employment”). Notwithstanding any other provision of this Agreement to the contrary, to the extent that this Agreement has not terminated in accordance with

Section 6 prior to the third anniversary of the first Change in Control (as defined above) that occurs following the Effective Date, this Agreement shall terminate (other than as provided in Section 10.13) on the third anniversary of such Change in Control (with such termination constituting a “Change in Control Non-renewal”) and, thereafter, the Executive shall become an “at will” employee of the Company. Upon the termination of Executive’s employment occurring on or after a Change in Control Non-renewal (at which time the Executive will be an “at will” employee of the Company), Executive will not be entitled to any severance payments hereunder, including but not limited to any severance payments to which he may otherwise have been entitled had his employment been terminated during the thirty-six month period immediately following a Change in Control.

4. Positions, Responsibilities and Duties.

4.1. Positions. During the Term of Employment, the Executive shall be employed and serve as the senior vice president, human resources, general counsel and secretary of the Company. In such position, the Executive shall have the duties, responsibilities and authority normally associated with the office and position of senior vice-president, human resources, general counsel and secretary of a publicly-traded corporation. The Executive shall report to the Board and the chief executive officer. All other attorneys and corporate human resources personnel of the Company shall report to the Executive and/or his designees. Notwithstanding the above, the Executive shall not be required to perform any duties and responsibilities which would be likely to result in a non-compliance with or violation of any applicable law or regulation.

4.2. Duties. During the Term of Employment, the Executive shall have responsibility for and authority over all legal and human resources issues of the Company and its Affiliates. Additionally, during the Term of Employment, the Executive shall devote substantially all of his business time, during normal business hours, to the business and affairs of the Company and the Executive shall use his reasonable best efforts to perform faithfully and efficiently the duties and responsibilities contemplated by this Agreement; provided, however, that the Executive shall be allowed, to the extent such activities do not substantially interfere with the performance by the Executive of his duties and responsibilities hereunder, to (a) manage the Executive’s personal, financial and legal affairs, and (b) serve on corporate, civic or charitable boards or committees.

5. Compensation and Other Benefits.

5.1. Base Salary. During the Term of Employment, the Executive shall receive a base salary per annum payable in accordance with the Company’s normal payroll practices of no less than US $292,438, which the Board shall review annually and may, in its sole discretion, increase (but not decrease) (“Base Salary”).

5.2. Annual Bonus. During the Term of Employment, the Executive shall participate in the Company’s Annual Incentive & Management Stock Purchase Plan (the “AIMSPP”) as maintained by the Company from time to time for the benefit of senior executives. In respect of each calendar year during the Term of Employment, beginning in calendar year 2003, the Executive shall be eligible for an annual bonus (the “Bonus”) if the Executive and/or the Company achieves performance goals established by the Board in good faith and consistent with the AIMSPP.

5.3. Retirement and Savings Plans. During the Term of Employment, the Executive shall be eligible to participate in all pension, retirement, savings, 401(k) and other employee pension benefit plans, policies and programs (the “Retirement Plans”) maintained by the Company from time to time for the benefit of senior executives and/or other employees. However, nothing in this Section 5.3 shall be construed to require the Company to establish or maintain any such Retirement Plans.

5.4. SERP. On, or as soon as reasonably practicable following, the Effective Date and in connection with the Company’s Second Amended Joint Plan of Reorganization, the Company intends to cease participation in and accruals under, terminate, and distribute all amounts owing to the Executive under, the Company’s Supplemental Executive Retirement Plan (the “SERP”), and the Executive consents to such cessation, termination and distribution. In connection with such cessation, termination and distribution, the Company shall pay the Executive, as soon as reasonably possible following the termination of the SERP, the amount then owing to the Executive under the SERP, which is currently estimated at approximately $[3,878.00] (assuming a May 15, 2009 Effective Date).

5.5. Welfare Benefit Plans. During the Term of Employment, the Executive, the Executive’s spouse, if any, and his eligible dependents, if any, shall be eligible to participate in and be covered on the same basis as other senior executive officers of the Company under all the welfare benefit plans, policies and/or programs maintained by the Company from time to time including, without limitation, all medical, hospitalization, dental, disability, life, accidental death and dismemberment and travel accident insurance plans, policies and/or programs (the “Welfare Plans”). However, nothing in this Section 5.5 shall be construed to require the Company to establish or maintain any such Welfare Plans. The Welfare Plans and the Retirement Plans are sometimes referred to collectively herein as the “Benefit Plans.”

5.6. Expense Reimbursement. During and in respect of the Term of Employment, the Executive shall be entitled to receive prompt reimbursement for expenses incurred by the Executive in performing his duties and responsibilities hereunder in accordance with the Company’s policy for senior executives of the Company. Notwithstanding anything herein to the contrary or otherwise, except to the extent any expense, reimbursement or in-kind benefit provided pursuant to Section 5.5 and this Section 5.6 does not constitute a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended from time to time, and its implementing regulations and guidance (“Section 409A”) (a) the amount of expenses eligible for reimbursement or in-kind benefits provided to the Executive during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to the Executive in any other calendar year, (b) the reimbursements for expenses for which the Executive is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred and (c) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.

5.7. Vacation and Fringe Benefits. During the Term of Employment, the Executive shall be entitled to at least four weeks paid vacation each calendar year, plus paid time off due to illness or personal reasons in accordance, in all such cases, with Company policy.

5.8. Equity Compensation. During the Term of Employment, the Executive shall be eligible to participate in and receive awards under the Company’s 2007 Stock-Based Incentive Compensation Plan, and any other equity-based incentive plans as maintained by the Company from time to time for the benefit of senior executives.

6. Termination. For purposes of determining under Section 409A whether there has been a “separation from service” with the meaning of Treasury Regulation Section 1.409A-1(h) (or any successor regulation), the Executive shall be deemed to have incurred a separation from service if his employment has been terminated in accordance with Sections 6.1 through Section 6.6 hereof and he is performing less than 20% of the average level of bona fide services he was performing for the Company in the immediately preceding 36-month period (“Separation From Service”).

6.1. Termination Due to Death. In the event of the Executive’s death, the Executive’s estate or his legal representative, as the case may be, shall be entitled to: (a) any Base Salary earned but unpaid as of the date of death and Base Salary continuation through the end of the month in which the Executive’s death occurs; (b) a pro-rata payment for the year of the Executive’s death equal to the “target” Bonus plus the matching incentive under the AIMSPP (the “Total Award”) for such year multiplied by a fraction, the numerator which is the number of days transpired in the calendar year up to and including the date of the death of the Executive, and the denominator of which is 365; (c) immediate payment of any unpaid expense reimbursements and unused accrued vacation days through the date of the Executive’s death; and (d) any other payments and/or benefits which the Executive, the Executive’s estate or the Executive’s legal representative is entitled to receive under any of the Benefit Plans, the AIMSPP or otherwise in accordance with the terms of such plan or arrangement.

6.2. Termination Due to the Executive’s Disability. Upon 30 days prior written notice to the Executive, the Company may terminate the Executive’s employment hereunder due to Disability. In such event, the Executive or his legal representative, as the case may be, shall be entitled to: (a) any Base Salary earned but unpaid as of the date of the Executive’s termination due to Disability and Base Salary continuation through the end of the month in which such termination occurs; (b) a pro-rata payment for the year of termination equal to the Total Award under the AIMSPP for such year multiplied by a fraction, the numerator of which is the number of days transpired in the calendar year up to and including the date on which the Executive is terminated by the Company due to Disability, and the denominator of which is 365, payable within 30 days following the date the Separation From Service occurs; (c)

immediate payment of any unpaid expense reimbursements and unused accrued vacation days through the date of the Separation From Service; and (d) any other payments and/or benefits which the Executive or the Executive’s legal representative is entitled to receive under any of the Benefit Plans, the AIMSPP or otherwise in accordance with the terms of such plan or arrangement.

6.3. Termination Without Cause or by the Executive for Good Reason Prior to a Change in Control. Prior to a Change in Control and upon 10 days prior written notice to the Executive, the Company may terminate the Executive’s employment hereunder without Cause. Prior to a Change in Control and upon 30 days prior written notice to the Company the Executive may terminate his employment hereunder with the Company for Good Reason. In either such event (unless the Executive has incurred a termination under Section 6.1 or 6.2 above), the Executive shall be entitled to, upon execution and effectiveness of a release in substantially the form attached as Exhibit A: (a) Base Salary earned but unpaid as of the date of the Executive’s termination; (b) a lump sum payment equal to one times Base Salary plus one times the Total Award under the AIMSPP for the year in which such termination occurs; (c) continuation of medical benefits in effect as of the date of termination for a period of one year following the date of termination at the Company’s sole expense and following the expiration of this coverage period, COBRA continuation coverage under the Company’s medical plan for 18 months in accordance with applicable law at the Executive’s sole expense provided that the Executive is not enrolled in another group health plan; provided that to the extent that the foregoing medical benefits are deemed to be a “deferral of compensation” within the meaning of Section 409A, the provision of such benefits will be subject to the second sentence of Section 5.6; (d) immediate payment of any unpaid expense reimbursements and unused accrued vacation days through the date of termination; and (e) any other payments and/or benefits which the Executive is entitled to receive under any of the Benefit Plans, the AIMSPP or otherwise in accordance with the terms of such plan or arrangement. In the event the Executive intends to terminate his employment with the Company for Good Reason pursuant to this Section 6.3 or Section 6.4, such prior written notice shall be given to the Company no later than 90 days after the date on which the Executive first becomes aware of the existence of the condition giving rise to Good Reason, and shall specify the particular act or acts, or failure to act, which is or are the basis for the Executive’s decision to so terminate his employment for Good Reason. The Company shall be given 30 days after such notice to correct such act or failure to act. Upon failure of the Company, within such 30 day period, to correct such act or failure to act, the Executive may proceed to terminate his employment with the Company and such termination will constitute a termination by the Executive for Good Reason, provided the Executive terminates employment with the Company no later than 30 days following the expiration of the Company’s cure period. The payments and benefits described in Sections 6.3(b)-(c) will be paid, or will begin to be paid or provided, as applicable, after the applicable release review period and revocation period have expired, and as if the Executive signed the release on the last day of the release review period.

In the event that a Change in Control occurs within six months following the Executive’s termination of employment under this Section 6.3, the Executive shall be entitled to receive the additional payments and benefits to which he would be entitled had his employment terminated following a Change in Control under Section 6.4 below.

6.4. Termination Without Cause or by the Executive for Good Reason After a Change in Control. During the thirty-six (36) month period immediately following a Change in Control and upon 10 days prior written notice to the Executive, the Company may terminate the Executive’s employment hereunder without Cause. During the thirty-six (36) month period immediately following a Change in Control and upon 30 days prior written notice to the Company, the Executive may terminate his employment hereunder with the Company for Good Reason. In either such event (unless the Executive has incurred a termination under Section 6.1 or 6.2 above), the Executive shall be entitled to, upon execution and effectiveness of a release in substantially the form attached as Exhibit A: (a) Base Salary earned but unpaid as of the date of the Executive’s termination; (b) a lump sum payment equal to two times Base Salary plus two times the Total Award under the AIMSPP for the year in which any such termination occurs; (c) continuation of medical benefits in effect as of the date of termination for a period of two years following the date of termination at the Company’s sole expense and following the expiration of this coverage period, COBRA continuation coverage under the Company’s medical plan for 18 months in accordance with applicable law at the Executive’s sole expense provided that the Executive is not enrolled in another group health plan; provided that to the extent that the foregoing medical benefits are deemed to be a “deferral of compensation” within the meaning of Section 409A, the provision of such benefits will be subject to the second sentence of Section 5.6; (d) immediate payment of any unpaid expense reimbursements and unused accrued vacation days through the date of termination; and (e) any other payments and/or benefits to which the Executive is entitled to receive under any of the Benefit Plans, the AIMSPP or otherwise in accordance with the terms of such plan or arrangement. The payments and benefits described in Sections 6.4(b)-(c) will be paid, or will begin to be paid or provided, as applicable, after the applicable release review period and revocation period have expired, and as if the Executive signed the release on the last day of the release review period.

6.5. Termination For Cause. Subject to the provisions of this Section 6.5, the Company may terminate the Executive’s employment for Cause. In such event, the Executive shall be entitled to: (a) any Base Salary earned but unpaid through the date of termination; (b) immediate payment of any unpaid expense reimbursements and unused accrued vacation days through the date of termination; and (c) any other payments and/or benefits to which the Executive is entitled to receive under any of the Benefit Plans, the AIMSPP or otherwise in accordance with the terms of such plan or arrangement. In any case described in this Section 6.5, the Executive shall be given written notice authorized by a vote of at least a majority of the members of the Board that the Company intends to terminate the Executive’s employment for Cause. Such written notice shall specify the particular act or acts, or failure to act, which is or are the basis for the decision to so terminate the Executive’s employment for Cause. Executive shall be given 30 days after such notice to cure such act or failure to act to the satisfaction of the Board. Upon failure of the Executive, within such 30 day period, to correct such act or failure to act, the Executive shall be deemed terminated for Cause.

6.6. Termination Without Good Reason. Upon 30 days prior written notice to the Company, the Executive shall have the right to terminate his employment hereunder without Good Reason or any reason at all. In such event, the Executive shall be entitled to: (a) any Base Salary earned but unpaid through the date of termination; (b) immediate payment of any unpaid expense reimbursements and unused accrued vacation days through the date of termination; and (c) any other payments and/or benefits to which the Executive is entitled to receive under any of the Benefit Plans, the AIMSPP or otherwise in accordance with the terms of such plan or arrangement.

6.7. Certain Other Payments. If the Executive is liable for the payment of any excise tax (the “Basic Excise Tax”) pursuant to Section 4999 of the Code, or any successor or like provision, with respect to any payment or property transfers received or to be received under this Agreement or otherwise, the Company shall pay the Executive an amount (the “Special Reimbursement”) which, after payment by the Executive (or on the Executive’s behalf) of any federal, state and local taxes, including, without limitation, any further excise tax under said Section 4999, with respect to or resulting from the Special Reimbursement, equals the net amount of the Basic Excise Tax. The Special Reimbursement shall be paid as soon as possible after it is determined by the Company or the Executive and reviewed for accuracy by the Company’s certified public accountants, but in all events no later than the last day of the calendar year after the calendar year in which the applicable Basic Excise Tax is paid.

6.8. Section 409A. Notwithstanding anything to the contrary in this Agreement or elsewhere, if the Executive is a “specified employee” as determined pursuant to Section 409A as of the date of the Executive’s Separation From Service and if any payment or benefit provided for in this Agreement or otherwise both (x) constitutes a “deferral of compensation” within the meaning of Section 409A and (y) cannot be paid or provided in the manner otherwise provided without subjecting the Executive to additional tax, interest or penalties under Section 409A, then any such payment or benefit that is payable during the first six months following the Executive’s Separation From Service shall be paid or provided to the Executive in a cash lump-sum, without interest, on the first business day of the seventh calendar month following the month in which the Executive’s Separation From Service occurs. In addition, any payment or benefit due upon a termination of the Executive’s employment that represents a “deferral of compensation” within the meaning of Section 409A shall only be paid or provided to the Executive upon a Separation From Service (as defined above). Notwithstanding anything to the contrary in Section 6 or elsewhere, any payment or benefit under this Section 6, or otherwise, that is exempt from Section 409A pursuant to Final Treasury Regulation 1.409A-1(b)(9)(v)(A) or (C) shall be paid or provided to the Executive only to the extent that the expenses are not incurred, or the benefits are not provided, beyond the last day of the second taxable year of the Executive following the taxable year of the Executive in which the Separation From Service occurs; and provided further that such expenses are reimbursed no later than the last day of the third taxable year following the taxable year of the Executive in which the Separation From Service occurs. Additionally, for the purposes of this Agreement, amounts payable under Section 6 shall be deemed not to be a “deferral of compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Sections 1.409A-1(b)(4) (“short-term deferrals”) and

(b)(9) (“separation pay plans”) including the exception under subparagraph (iii)) and other applicable provisions of Treasury Regulation Section 1.409A-1 through A-6.

7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive or other plan, policy or program provided or maintained by the Company and/or any Affiliate and for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other existing or future agreements with the Company and/or any Affiliate, including, without limitation, any stock option agreements or plans; provided, however, that any severance compensation and benefits described in Sections 6.1 through 6.4 supersedes any other severance payment for which the Executive may be eligible under the Company’s standard severance plan. Therefore, the Executive acknowledges and agrees that he is not eligible to receive any severance payment under the Company’s standard severance plan. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plans or programs of the Company and/or any Affiliate at or subsequent to the date of termination shall be payable in accordance with such plans or programs. Notwithstanding the above, the Company shall be under no obligation to establish or maintain any such plan, policy or program.

8. Successors.

8.1. The Executive. This Agreement is personal to the Executive and, without the prior express written consent of the Company, shall not be assignable by the Executive, except that the Executive’s rights to receive any compensation or benefits under this Agreement may be transferred or disposed of pursuant to testamentary disposition, intestate succession or pursuant to a domestic relations order. This Agreement shall inure to the benefit of and be enforceable by the Executive’s heirs, beneficiaries and/or legal representatives.

8.2. The Company. This Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns. The Company shall require any successor to all or substantially all of its business and/or assets, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise (the “Company’s Successor”), by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

9. Restrictive Covenants.

9.1. Non-Solicitation. During the Restricted Period, the Executive shall not (except on the Company’s behalf), directly or indirectly, on his own behalf or on behalf of any other person, firm, partnership, corporation or other entity, (a) solicit or service the business of any of the Company’s or its Affiliates’ clients, any of the Company’s or its Affiliates’ former clients which were clients within twelve months prior to the termination of his employment or any of the prospective clients which were being actively solicited by the Company or its Affiliates at the time of the termination of his employment or (b) attempt to cause or induce any employee of the Company or its Affiliates to leave the Company or the Affiliate.

9.2. Non-Competition. During the Restricted Period, the Executive shall not, directly or indirectly, within or with respect to the United States of America engage, without the consent of the Company, in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder or in any other capacity, or render any services or provide any advice to any business, activity, person or entity which competes with any PET packaging business; provided, however, that the Executive’s ownership of not more than 5% of the stock of any publicly-traded corporation shall not be a violation of this Section 9.2. The Executive acknowledges that his skills are such that he can be gainfully employed in noncompetitive employment and that the agreement not to compete will in no way prevent him from earning a living. The Executive understands and agrees that the rights and obligations set forth in this Section 9.2 shall extend beyond the Term of Employment.

9.3. Confidentiality. The Executive shall not, during the Term of Employment and at any time thereafter, without the prior express written consent of the Company, directly or indirectly divulge, disclose or make available or accessible any Confidential Information (as defined below) to any person, firm, partnership, corporation, trust or any other entity or third party (other than when required to do so in good faith to perform the Executive’s duties and responsibilities under this Agreement or when (a) required to do so by a lawful order of a court of competent jurisdiction, any governmental authority or agency, or any recognized subpoena power, or (b) necessary to prosecute the Executive’s rights against the Company or its Affiliates’ or to defend himself against any allegations). In addition, the Executive shall not create any derivative work or other product based on or resulting from any Confidential Information (except in the good faith performance of his duties under this Agreement). The Executive shall also proffer to the Board’s designee, no later than the effective date of any termination of his employment with the Company for any reason, and without retaining any copies, notes or excerpts thereof, all memoranda, computer disks or other media, computer programs, diaries, notes, records, data, customer or client lists, marketing plans and strategies, and any other documents consisting of or containing Confidential Information that are in the Executive’s actual or constructive possession or which are subject to his control at such time. For purposes of this Agreement, “Confidential Information” shall mean all information respecting the business and activities of the Company, or any Affiliate of the Company, including, without limitation, the terms and provisions of this Agreement, the clients, customers, suppliers, employees, consultants, computer or other files, projects, products, computer disks or other media, computer hardware or computer software programs, marketing plans, financial information, methodologies, know-how, processes, practices, approaches, projections, forecasts, formats, systems, data gathering methods and/or strategies of the Company or any Affiliate. Notwithstanding the immediately preceding sentence, Confidential Information shall not include any information that is, or becomes, generally available to the public (unless such availability occurs as a result of the Executive’s breach of any portion of this Section 9.3).

9.4. Ownership of Inventions. Each Invention (as defined below) made, conceived or first actually reduced to practice by the Executive, whether alone or jointly with others, during the term of Executive’s employment with the Company and each Invention made, conceived or first actually reduced to practice by the Executive, whether alone or jointly with others, within one year after the termination of Executive’s employment with the Company which relates in any way to work performed for the Company during the term of Executive’s employment, shall be promptly disclosed in writing to the Board. Such report shall be sufficiently complete in technical detail and appropriately illustrated by sketch or diagram to convey to one skilled in the art of which the invention pertains, a clear understanding of the nature, purpose, operations, and, to the extent known, the physical, chemical, biological or other characteristics of the Invention. As used in this Agreement, “Invention” means any invention, discovery or innovation with regard to any facet of the Company’s business whether or not patentable, made, conceived, or first actually reduced to practice by Executive, alone or jointly with others, in the course of, in connection with, or as a result of service as an employee of the Company, including any art, method, process, machine, manufacture, design or composition of matter, or any improvement thereof. Each Invention, as herein defined, shall be the sole and exclusive property of the Company. The Executive agrees to execute an assignment to the Company or its nominee of the Executive’s entire right, title and interest in and to any Invention, without compensation beyond that provided in this Agreement. The Executive further agrees, upon the request of the Company and at its expense, that the Executive will execute any other instrument and document necessary or desirable in applying for and obtaining patents in the United States and in any foreign country with respect to any Invention. The Executive further agrees, whether or not the Executive is then an employee of the Company, to cooperate to the extent and in the manner reasonably requested by the Company in the prosecution or defense of any claim involving a patent covering any Invention or any litigation or other claim or proceeding involving any Invention covered by this Agreement, but all expenses thereof shall be paid by the Company.

9.5. Injunctive Relief. The Executive acknowledges and agrees that the Company will have no adequate remedy at law, and would be irreparably harmed, if the Executive breaches or threatens to breach any of the provisions of this Section 9 of this Agreement. The Executive agrees that the Company shall be entitled to equitable and/or injunctive relief to prevent any breach or threatened breach of this Section 9, and to specific performance of each of the terms of such Section in addition to any other legal or equitable remedies that the Company may have. The Executive further agrees that he shall not, in any equity proceeding relating to the enforcement of the terms of this Section 9, raise the defense that the Company has an adequate remedy at law.

9.6. Special Severability. The terms and provisions of this Section 9 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected. It is the intention of the parties to this Agreement that the potential restrictions on the Executive’s future employment imposed by this Section 9 be reasonable in both duration and geographic scope and in all other respects. If for any reason any court of competent jurisdiction shall find any provisions of this Section 9 unreasonable in duration or geographic scope or otherwise, the Executive and the Company agree that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.

10. Miscellaneous.

10.1. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, applied without reference to principles of conflict of laws. Both the Executive and the Company agree to appear before and submit exclusively to the jurisdiction of the state and federal courts located within Philadelphia, Pennsylvania with respect to any controversy, dispute, or claim arising out of or relating to this Agreement. The Executive further agrees that the Company may serve him with judicial process via registered or certified mail and that the Chief Executive Officer of the Company shall at all times be the Executive’s agent for service of judicial process, and the Executive hereby appoints the Chief Executive Officer of the Company as the Executive’s agent for that and any other related purpose.

10.2. Full Settlement. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Company shall fund the first $35,000 of all legal fees and expenses that the Executive may incur as a result of or in connection with any contest or dispute between the Company and the Executive concerning the validity, interpretation or enforceability of, or either party’s liability under, any provision of this Agreement (the “Employee Legal Cost”), and the Executive (either directly or through a contingency arrangement) shall fund the remainder of the Employee Legal Cost subject to the following sentence. If any judgment or settlement is made in favor of the Executive in such contest or dispute, the Company shall reimburse the portion of the reasonable Employee Legal Cost funded by the Executive (either directly or through a contingency arrangement) and not previously reimbursed by the Company. The preceding two sentences shall not apply to any contest or dispute involving this Agreement brought by a party other than the Company or the Executive, which such contest or dispute shall be subject to indemnification and advancement by the Company as and to the extent provided pursuant to the Company’s Restated Certificate of Incorporation.

10.3. Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

10.4. Mutual Intent. Both parties participated in the drafting of the Agreement, and the language used in this Agreement is the language chosen by the Executive and the Company to express their mutual intent. Both the Executive and the Company agree that in the event that any language, section, clause, phrase or word used in the Agreement is determined to be ambiguous, no presumption shall arise against or in favor of either party and that no rule of strict construction shall be applied against either party with respect to such ambiguity.

10.5. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand-delivery to the other parties or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

To the Company:	Chairman of the Compensation Committee
Constar International Inc.
One Crown Way
Philadelphia, PA 19154

and to	Chief Executive Officer
Constar International Inc.
One Crown Way
Philadelphia, PA 19154

With a copy to Company’s counsel at:	Jonathan A. Clark, Esq.
Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799

To the Executive:	David J. Waksman, Esq.
332 Richard Road
Yardley, PA 19067

or to such other address as any party shall have furnished to the others in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

10.6. Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes to the extent the same are required to be withheld pursuant to any applicable law or regulation.

10.7. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

10.8. Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

10.9. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same Agreement.

10.10. Beneficiaries/References. The Executive shall be entitled to select (and change) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive’s death, and may change such election, in either case by giving the Company written notice thereof. In the event of the Executive’s death, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary(ies), estate or other legal representative(s).

10.11. Entire Agreement. This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

10.12. Representations.

10.12.1. Option Awards. The Company represents and warrants to the Executive that all shares issued pursuant to any equity award granted to the Executive by the Company, upon issuance to the Executive, will be duly authorized, fully paid and non-assessable. A sufficient number of shares for each such equity award will be properly reserved.

10.12.2. Authorization. The Company represents and warrants to the Executive that this Agreement will be authorized by all necessary action of the Company and will be the binding agreement of the Company, enforceable against it in accordance with the terms thereof. The Company is not prevented from entering into or performing this Agreement by any law, order, rule or regulation, its certificate of incorporation, bylaws or any agreement to which it is a party.

10.12.3. Duties of the Employee. The Executive represents and warrants that the performance by Executive of the Executive’s duties and obligations under this Agreement will not violate any agreement between the Executive and any other person, firm, partnership, corporation or other organization.

10.12.4. Change in Control. The Company and the Executive each represents and warrants to the other, and agrees with the other, that none of (i) the confirmation of the Second Amended Joint Plan of Reorganization (or any subsequent amendment thereto) (the “Plan”) in the chapter 11 cases for the Company and its affiliated debtors (collectively, the “Debtors”) now pending in the United States Bankruptcy Court for the District of Delaware (jointly administered under Case No. 08-13432 (PJW)) (the “Chapter 1l Cases”), (ii) the transactions resulting therefrom, (iii) any other effect of the Chapter 11 Cases, including specifically the changes to the Debtors’ boards of directors and equity interests and (iv) the consummation of the Plan and the Debtors’ emergence from the Chapter 11 Cases shall constitute a “Change in Control” as that term is used in this Agreement.

10.13. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or the Executive’s Term of Employment hereunder for any reason to the extent necessary to the intended provision of such rights and the intended performance of such obligations. Without limiting the generality of the first sentence of this Section 10.13, the rights and obligations of Section 9 shall survive the termination of this Agreement.

10.14. All Prior Agreements Terminated. Without limiting the generality of Section 10.11, this Agreement terminates and supersedes: (i) the Amended Agreement and any other agreements between the Company and the Executive related to the Executive’s employment by the Company, and (ii) the Constar, Inc. Confidentiality and Trade Secret Protection Agreement between Constar, Inc. and the Executive dated July 17, 2003.

10.15. Effective Date. This Agreement shall become effective upon the date the Plan in the Chapter 11 Case becomes effective (the “Effective Date”), but only if this Agreement is assumed pursuant to the Plan. If this Agreement does not so become effective, then the Amended and Restated Employment Agreement between the Executive and the Company dated November 17, 2008 will remain in effect.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

Constar International Inc.

/s/ Frank Mechura
By: Frank Mechura

/s/ David J. Waksman
David J. Waksman

EXHIBIT A

Release

IN CONSIDERATION OF the terms and conditions contained in the Amended and Restated Executive Employment Agreement, dated as of November 17, 2008, (the “Employment Agreement”) by and between David J. Waksman, Esq. (the “Executive”) and Constar International Inc. (the “Company”), including, without limitation, the severance benefits provided in Section 6 of the Employment Agreement, the Executive on behalf of himself and his heirs, executors, administrators, and assigns, releases and discharges the Company and its past present and future subsidiaries, divisions, affiliates and parents (including without limitation to the foregoing Crown Cork & Seal Company, Inc.), and their respective current and former officers, directors, employees, agents, and/or owners, and their respective successors, and assigns and any other person or entity claimed to be jointly or severally liable with the Company or any of the aforementioned persons or entities (the “Released Parties”) from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims, and demands whatsoever (“Losses”) which the Executive and his heirs, executors, administrators, and assigns have, had, or may hereafter have, against the Released Parties or any of them arising out of, related to or by reason of the Executive’s employment by the Company and the cessation thereof, and any and all Losses arising under any federal, state, or local statute, rule, or regulation, or principle of contract law or common law, including but not limited to, the Family and Medical Leave Act of 1993, as amended, 29 U.S.C. §§ 2601 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000 et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §§ 621 et seq. (the “ADEA”), the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. §§ 12101 et seq., the Worker Adjustment and Retraining Notification Act of 1988, as amended, 29 U.S.C. §§ 2101 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1001 et seq., the Pennsylvania Human Relations Act, as amended, 43 P.S. §§ 955 et. seq., and any other equivalent or similar federal, state, or local statute; provided, however, that the Executive does not release or discharge the Released Parties from any of the Company’s obligations to him (i) under the Employment Agreement, (ii) for indemnification under the Company’s By-Laws and/or certificate of incorporation, (iii) under any applicable insurance policies or (iv) for Losses arising under the ADEA which arise after the date on which the Executive executes this Release. It is understood that nothing in this Release is to be construed as an admission on behalf of the Released Parties of any wrongdoing with respect to the Executive, any such wrongdoing being expressly denied.

The Executive represents and warrants that he fully understands the terms of this Release, that he has been encouraged to seek, and has sought, the benefit of advice of legal counsel, and that he knowingly and voluntarily, of his own free will, without any duress, being fully informed, and after due deliberation, accepts its terms and signs below as his own free act. Except as otherwise provided herein, the Executive understands that as a result of executing this Release, he will not have the right to assert that the Company

A-1

or any other of the Released Parties unlawfully terminated his employment or violated any of his rights in connection with his employment or otherwise.

The Executive further represents and warrants that he has not filed, and will not initiate, or cause to be initiated on his behalf any complaint, charge, claim, or proceeding against any of the Released Parties before any federal, state, or local agency, court, or other body relating to any claims barred or released in this Release thereof, and will not voluntarily participate in such a proceeding. However, nothing in this Release shall preclude or prevent the Executive from filing a claim, which challenges the validity of this Release solely with respect to the Executive’s waiver of any Losses arising under the ADEA. The Executive shall not accept any relief obtained on his behalf by any government agency, private party, class, or otherwise with respect to any claims covered by this Release.

The Executive may take twenty-one (21)/forty-five (45)1 days to consider whether to execute this Release. Upon the Executive’s execution of this Release, the Executive will have seven (7) days after such execution in which he may revoke such execution. In the event of revocation, the Executive must present written notice of such revocation to the Company’s Chief Executive Officer. If seven (7) days pass without receipt of such notice of revocation, this Release shall become binding and effective on the eighth (8th) day after the execution hereof (the “Effective Date’).

INTENDING TO BE LEGALLY BOUND, I hereby set my hand below:

David J. Waksman

Dated:______________________________________

State of	)
	)	ss.
County of	)

On this ______ day of ______________ in the year 200__ before me, the undersigned, personally appeared David J. Waksman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity as an individual, and that by his signature on the instrument he executed such instrument, and that such individual made such appearance before the undersigned.

Notary Public

[1]	As applicable under the ADEA or pursuant to the advice of the Company’s legal counsel.

A-2